                                                                    EXHIBIT 10.4

                            TIME BROKERAGE AGREEMENT

         This Time Brokerage Agreement (the "Agreement") is entered into as of the 15th day of April, 2004, by and among KPTI LICENSING, INC., a Delaware corporation ("Licensee"), SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation ("SBS"), and SPANISH BROADCASTING SYSTEM - SAN FRANCISCO, INC., a Delaware corporation (together with SBS and Licensee, the "SBS Entities") and 3 POINT MEDIA - SAN FRANCISCO, LLC, an Illinois limited liability company ("Programmer").

         WHEREAS, Licensee is the licensee of and owns and operates radio station KPTI(FM), FCC Facility ID No. 36029, Alameda, California (the "Station"), pursuant to licenses, permits, and authorizations issued to Licensee by the Federal Communications Commission (the "Commission" or "FCC").

         WHEREAS, the SBS Entities and Programmer are parties to that certain Asset Purchase Agreement, dated as of October 2, 2003, as amended on April 14, 2004 (the "Asset Purchase Agreement"), whereby the SBS Entities have agreed to sell, and Programmer has agreed to buy, substantially all of the assets used in the operation of the Station on the terms and conditions set forth therein. All capitalized terms not defined herein shall have the meaning provided in the Asset Purchase Agreement.

         WHEREAS, Licensee desires to provide air time on the Station to Programmer on terms and conditions that conform to Station policies and the FCC's rules, regulations and policies for time brokerage arrangements and as set forth herein.

         WHEREAS, Programmer desires to use the air time to be made available by Licensee for the purpose of providing Programmer's programming to and for the Station in conformity with all rules, regulations, and policies of the FCC.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises set forth herein, Licensee and Programmer hereby agree as follows:

         1. TIME SALE. Subject to the terms of this Agreement, and to applicable rules, regulations, and policies of the FCC, Licensee shall make available to Programmer all air time on the Station as may be requested by Programmer except for time reserved to or permitted to be used by Licensee in accordance with Sections 4 and 5. Licensee shall broadcast the programming, including commercial announcements, supplied by Programmer without interruption, deletion, or addition of any kind, subject to the terms of this Agreement and Licensee's obligations under the Communications Act of 1934, as amended, and the published rules, regulations, and policies of the Commission (collectively, the "Communications Act").

         2. TERM. The term of this Agreement shall be from April 15, 2004, through October 15, 2004, unless earlier terminated pursuant to Paragraph 15 hereof. This Agreement may be renewed upon such terms and conditions as may be mutually agreeable to Programmer and Licensee.

         3. HOURS OF PROGRAMMING. Subject to the exceptions set forth in Sections 4 and 5 below, Programmer shall supply, and Licensee shall transmit without modification, programming for all periods of broadcast operations as may be requested by Programmer, as long as this Agreement remains in force. Programmer shall provide all such programming, produced at its own cost and expense.

         4. RESERVATION OF TIME. Licensee specifically reserves for its own use up to three (3) hours per week of programming time (the "Reserved Time") during which it may broadcast programming of its choice to serve community needs. The Reserved Time shall be at a mutually agreeable time between the hours of 6:00 a.m. to 11:00 a.m. Sundays.

         5. LICENSEE'S PROGRAMMING DISCRETION. Nothing herein shall be construed as limiting in any way the reasonable, good faith exercise by Licensee of its rights and obligations as the licensee of the Station to make the ultimate programming decisions for the Station. Licensee shall be responsible for ensuring that the Station's overall programming is responsive to community needs and in the public interest. Programmer's programming shall be broadcast in conformity with the regulations and restrictions set forth in Attachment 1, which are an integral part of this Agreement. Programmer agrees to abide by the standards set forth in Attachment 1 in its programming and operations. Licensee has the authority, in its sole discretion, to reject and refuse to transmit any programming produced or proposed by Programmer that, in the reasonable good faith judgment of Licensee, is contrary to the public interest. Licensee shall notify Programmer, unless such notice is impractical or impossible, at least one
(1) week in advance of any such refusal of Programmer's programming that Licensee deems necessary to serve the public interest. In the event of any such refusal, Programmer shall receive a pro-rated credit for the preempted time against the compensation required under Section 7 hereof and, in addition, shall be entitled to the cash value equivalent of any consideration received by the Licensee for the programming included in such period of preemption. Although the parties shall cooperate in the broadcast of emergency information over the Station, Licensee shall have the right to interrupt Programmer's programming in case of an emergency or for programming that, in the reasonable good faith judgment of Licensee, is of overriding public importance. In the event of any such interruption, except interruptions reasonably necessary to inform the public of a governmentally declared federal, state, or local emergency, Programmer shall receive a pro-rated credit for the preempted time against the compensation required under Section 7 hereof.

         6. PROGRAMMER'S RIGHTS IN PROGRAMMING. All right, title and interest in and to the programming provided by Programmer, and the right to authorize the use of the programming in any manner and in any media whatsoever, shall be and remain vested at all times solely in Programmer. Programmer may use the network and syndicated programs of Licensee in accordance with appropriate Licensee contracts and agreements pertaining to such programming, but all right, title and interest in and to such programming shall be and remain vested at all times solely in Licensee.

         7. COMPENSATION. In consideration of the broadcast time provided to Programmer pursuant to this Agreement, Programmer shall pay Licensee the fee set forth in Attachment 2 hereto.

         8.       EXPENSES.

                  a. Licensee shall be responsible for paying to appropriate third parties all direct and indirect capital, operating and maintenance costs of the Station, including but not limited to: (i) rents and utilities at Licensee's studio, tower, and transmitter site facilities; (ii) insurance costs related to Licensee's assets and operations;
(iii) Licensee's telephone, delivery, and postal service; (iv) costs related to the operation and maintenance of Licensee's main studio and operation and maintenance of the equipment necessary for the operation of the Station in compliance with the rules, regulations, and policies of the FCC; (v) salaries, payroll taxes, insurance, and related costs of personnel employed by Licensee in connection with the operation of the Station; (vi) all costs and expenses related to the production and broadcast of the programming provided by Licensee; and (vii) all performing rights, licensing fees for music and other material contained in the programming provided by Licensee.

                  b. Programmer shall be responsible for all direct and indirect costs of the production and delivery of Programmer's programming, including but not limited to: (i) all costs for the power and utilities at any facilities owned by Programmer and used by Programmer in the production of programming; (ii) insurance costs related to Programmer's equipment and assets used in its business operations; (iii) costs related to the maintenance of the studio and equipment owned by Programmer and used for the production and delivery of Programmer's programming; (iv) salaries, payroll taxes, insurance, and related costs of personnel employed by Programmer in connection with production and delivery of the programming, Programmer's promotion of that programming, and the sale of advertising in that programming; and (v) all performing rights, licensing fees for music and other material contained in the programming provided by Programmer.

9.       ACCOUNTS RECEIVABLE.

                  a. On and after the Effective Date, during the term of this Agreement, all revenue from broadcasts on the Station (except for revenue from broadcasts of the Licensee's programming during the Reserved Time) shall belong to Programmer and Programmer shall be responsible for all traffic, billing and collection functions with respect to such revenue.

                  b. All cash accounts receivable for broadcasts on the Station, which occur prior to the Effective Date (the "Accounts Receivable") shall belong to Licensee and Licensee shall be responsible for all billing and collection functions with respect to such Accounts Receivable.

10. USE OF FACILITIES. During the term of this Agreement, Programmer shall have the right to use the studio equipment and premises of the Station (collectively, the "Studio Facilities") for producing the programming and related functions (including the sale of advertising). Programmer may, at its own expense, install any additional studio equipment reasonably necessary for producing the programming and related functions. Programmer shall replace all spare parts belonging to Licensee that Programmer may use during the term of this Agreement and shall reimburse Licensee for any and all damages to the facilities caused by Programmer, ordinary wear and tear excepted, except to the extent that such damage is reimbursed by policies of insurance. Programmer shall maintain its own business liability insurance and hazard insurance in commercially reasonable amounts. Programmer also shall have the right to use the call letters of the Station in correspondence and in promotion related to the programming provided by Programmer, provided, however, that, during the term hereof, any use of the Station's call letters as part of letterhead or in any other preprinted form such as, but not limited to, checks, invoices or business cards, shall indicate that Programmer provides programming services for the Station. Programmer acknowledges that it has no authority to bind Licensee, the Station or any affiliate thereof to any agreement, contract, obligation or understanding of any nature whatsoever. Programmer shall have no right to mortgage, pledge or otherwise encumber the assets of Licensee.

11. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PROGRAMMER. Programmer represents and warrants to, and covenants with, Licensee that:

                  a. This Agreement has been duly executed and delivered by Programmer, and is valid, binding and enforceable against Programmer in accordance with its terms. Programmer has full right, power, authority and legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  b. The programming provided by Programmer for broadcast on the Station shall comply in all material respects with the Communications Act, and with the programming standards established by Licensee as set forth in Attachment 1 hereto.

                  c. Programmer shall obtain, at its own cost and expense, music licenses for the music in the programs it provides for broadcast. The performing rights to all music contained in its programming shall be licensed by BMI, ASCAP, or SESAC or shall be in the public domain. The Programmer shall keep all the payment of all such accounts current.

                  d. Programmer shall cooperate with Licensee in making time available in programming supplied to the Station by Programmer for broadcasting proper station identification announcements as required by FCC rules and regulations.

                  e. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in the breach of any term, condition or provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Programmer pursuant to, the certificate of formation and the limited liability company operating agreement of Programmer, any agreement or other instrument to which Programmer is a party or by which any part of its property is bound, or violate any law, regulation, judgment or order binding upon Programmer.

                  f. Programmer shall promptly pay any and all expenses or obligations of any kind or nature relating to the provision of programming when such expenses become due.

                  g. Programmer shall forward to Licensee any letter from a member of the general public addressing the Station's programming or documentation which comes into its custody which is required to be included in the Station's public file or which is reasonably requested by Licensee.

                  h. No representation or warranty made by Programmer in this Agreement, contains any untrue statement of a material fact or omits a material fact necessary in order to make such statements or information not misleading in any material respect.

         12. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF LICENSEE. The SBS Entities represent and warrant to, and covenant with, Programmer that:

                  a. This Agreement has been duly executed and delivered by the SBS Entities, and is valid, binding and enforceable against Licensee in accordance with its terms. The SBS Entities have full right, power, authority and legal capacity to enter into and perform their obligations under this Agreement and to consummate the transactions contemplated hereby.

                  b. No consent, license, approval or authorization of or exemption by, or filing, restriction or declaration with, any governmental authority bureau, agency or regulatory authority, other than the filing of this Agreement with the FCC, is required in connection with the execution, delivery or performance of this Agreement and to consummate the transactions contemplated hereby.

                  c. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in the breach of any term, condition or provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the SBS Entities pursuant to, the articles of incorporation or bylaws of the SBS Entities, any agreement or other instrument to which SBS Entities are party or by which any part of their property is bound, or violate any law, regulation, judgment or order binding upon the SBS Entities.

                  d. The Licensee shall ensure that the Station's overall programming is responsive to community needs and the public interest. Licensee shall prepare the quarterly listings of significant community issues and responsive programming.

                  e. The Station's facilities and equipment shall be operated in accordance with good engineering standards of the radio broadcast industry, with all applicable laws and regulations and broadcast to the full power and height authorized for it by the FCC. During the term of this Agreement, Licensee shall maintain the transmission facility and the broadcast output with the same quality, normal wear and tear excepted, to broadcast to the same power and height as Licensee is presently authorized by the FCC. Any maintenance work, other than emergency repairs, which prevent the operation of the Station at full power and maximum facility, shall not be scheduled without giving at least forty-eight (48) hours notice to Programmer, unless Programmer waives such notice.

                  f. Licensee shall employ such management and staff-level employees to direct the day-to-day operations of the Station as may be necessary to fully comply with the provisions of the Communications Act regarding main studio staffing and such additional personnel as shall be necessary to enable the Licensee to perform its obligations under this Agreement. All such employees will report to and be accountable solely to Licensee. Licensee shall notify Programmer prior to making any changes in management personnel.

                  g. Licensee shall maintain a main studio (as defined by the rules and regulations of the FCC). Licensee shall maintain an appropriate public inspection file at the main studio and shall, from time to time, place such documents in that file as may be required by present or future FCC rules and regulations.

                  h. On and after the Effective Date, during the term of this Agreement, the SBS Entities shall not enter into any contract or agreement for the cash or non-cash sale of time on the Station. The SBS Entities acknowledge that they have no authority to bind Programmer or any affiliate thereof to any agreement, contract, obligation or understanding of any nature whatsoever. The SBS Entities shall have no right to mortgage, pledge or otherwise encumber the assets of Programmer.

                  i. Licensee, at the election of Programmer on or before the Effective Date, shall change the call sign of the Station to a call sign designated by Programmer. Licensee shall use commercially reasonable efforts to prepare, file and prosecute any filings with the FCC that may be required, necessary or desirable to effectuate such call sign change on or before the Effective Date.

                  j. No representation or warranty made by any of the SBS Entities in this Agreement, contains any untrue statement of a material fact or omits a material fact necessary in order to make such statements or information not misleading in any material respect.

         13. POLITICAL TIME. Licensee shall retain responsibility to comply with the FCC's political programming rules. Programmer shall cooperate with Licensee to assist Licensee in complying with the FCC's political programming rules. Licensee shall promptly supply to Programmer, and Programmer shall promptly supply to Licensee, such information, including all inquiries concerning the broadcast of political advertising, as may be necessary to comply with FCC rules and policies, including the lowest unit rate, equal opportunities, reasonable access, political file and related requirements of federal law. Licensee, in consultation with Programmer, shall develop a statement which discloses its political broadcasting policies to political candidates, and Programmer shall follow those policies and rates in the sale of political programming and advertising.

         14.      INDEMNIFICATION.

                  a. Programmer shall indemnify, defend, and hold harmless Licensee from and against any Claim (as defined herein) arising out of (i) programming exclusively provided by Programmer, and (ii) any inaccuracy or breach of any representations, warranties, covenants, or obligations of Programmer under this Agreement, and (iii) Programmer's use of the facilities of Licensee.

                  b. Licensee shall indemnify, defend, and hold harmless Programmer from and against any Claim arising out of (i) programming exclusively provided by Licensee, and (ii) any inaccuracy or breach of any representations, warranties, covenants, or obligations of Licensee under this Agreement.

                  c. As used in this Section 14, the term "Claim" shall include (i) all liabilities; (ii) all losses, damages (including, without limitation, consequential damages), judgments, awards, penalties and settlements; (iii) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid; and (iv) all costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated or arbitrated matter), court costs and fees and expenses of attorneys and expert witnesses) of investigating, defending or asserting any of the foregoing or of enforcing this Agreement.

                  d. The indemnification obligations of this Section 14 shall survive any termination of this Agreement and shall continue until the expiration of all applicable statutes of limitations and the conclusion and payment of all judgments which may be rendered in all litigation which may be commenced prior to such expiration.

                  e. Any party seeking indemnification hereunder (the "Indemnified Party") shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known or estimable) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based. The failure of any Indemnified Party to give the Claim Notice promptly as required by this Section 14e shall not affect such Indemnified Party's rights under this Section 14 except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnitor.

                  f. After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Section 14 shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree in writing. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of losses and expenses suffered by it.

                  g. In order for a party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party, such Indemnified Party must notify the Indemnitor in writing, and in reasonable detail, of the third Person claim promptly after receipt by such Indemnified Party of written notice of the third Person claim. Thereafter, the Indemnified Party shall promptly deliver to the Indemnitor copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim. Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person claim, the Indemnified Party must notify the Indemnitor with a copy of the complaint within five (5) business days after receipt thereof and shall deliver to the Indemnitor within seven (7) business days after the receipt of such complaint copies of notices and documents (including court papers) physically served upon the Indemnified Party relating to the third Person claim. The failure of any Indemnified Party to give the Claim Notice promptly (or in five (5) business days in the case of service of a complaint upon the Indemnified Party) or to deliver copies of notices and documents as required by this Section 14g shall not affect such Indemnified Party's rights under this Section 14 except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnitor.

                  h. In the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, reasonably acceptable to the Indemnitor, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit liability without the consent of the other party, such consent not to be unreasonably withheld. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier's check within thirty (30) days after the date of such notice.

                  i. In any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Section 14, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter. All Loss and Expenses shall be computed net of any insurance proceeds (less any increase in premiums, reasonably attributable to such Loss, for the one-year period following such
Loss) that reduce any damages that would otherwise be sustained.


         15.      TERMINATION; EFFECT OF TERMINATION.

                  a. The term of this Agreement is subject to the limitations that:

                           i.       This Agreement may be terminated by mutual
consent of the parties.

                           ii.      Either party may terminate this Agreement
if the terminating party is not then in material breach and the other party is in material breach under this Agreement and has failed to cure such breach within thirty (30) calendar days after receiving notice of breach from the terminating party.

                           iii.     Either party may terminate this Agreement if
the Asset Purchase Agreement is terminated in accordance with its terms and the terminating party is not then in material breach of this Agreement.

                           iv.      This Agreement shall terminate automatically
upon the occurrence of any of the following:

                                    (1)     This Agreement is declared invalid
or illegal in whole or material part by an order or decree of the FCC or any other administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review;
                                    (2)     The assignment of the license of the
Station from Licensee to Programmer (FCC File No. BALH-20031010ACK) is consummated by the parties.

                           iv.      Programmer shall have the right at its sole
option to terminate this Agreement if Licensee, pursuant to this Agreement, preempts or substitutes other programming for that supplied by Programmer during ten percent (10%) or more of the total hours of operation of the Station during any period of seven consecutive days.

                  b. In the event of termination hereunder, Licensee shall be under no further obligation to make available to Programmer any further broadcast time or broadcast transmission facilities, and Programmer shall have no further obligation to make any payments to Licensee hereunder. All unperformed agreements and contracts for advertising to be aired during Programmer's time shall automatically belong to Licensee, who shall have the right to perform such agreements and contracts and to collect and receive the money derived therefrom. Programmer shall remit to Licensee any money or consideration it shall have received as pre-payment for such unaired advertising. Programmer shall be entitled to all uncollected revenue for advertising already broadcast over the Station prior to such termination, and Licensee shall pay over to Programmer any sums received in respect of the same.

         16. EXCLUSIVITY. Any air time not used by Programmer in accordance with Section 3 or by Licensee shall not be available for use by any other Person. During the term of this Agreement, Licensee agrees not to enter into any other time brokerage, program provision, local management, or similar agreement relating to the Station with any Person.

         17. INSURANCE. Licensee will maintain in full force and effect throughout the term of this Agreement insurance with responsible and reputable insurance companies or associations covering such risks (including fire and other risks insured against by extended coverage, public liability insurance, insurance for claims against personal injury or death or property damage and such other insurance as may be required by law) and in such amounts and on such terms as is conventionally carried by broadcasters operating radio stations with facilities comparable to those of the Station. Any insurance proceeds received by Licensee in respect of damaged property will be used to repair or replace such property so that the operation of the Station conforms with this Agreement.

         18. REGULATORY REQUIREMENTS. Licensee shall operate the Station in conformity with the Communications Act, FCC rules and requirements, and all other applicable federal, state, and local rules. Notwithstanding anything to the contrary set forth in this Agreement, Licensee shall be solely responsible for the management, operation, and regulatory compliance of the Station, including, specifically, control over the Station's finances, personnel, and programming.

         19. PAYOLA/PLUGOLA. Neither Programmer nor its agents, employees, consultants, or personnel shall accept any consideration, compensation, gift, or gratuity of any kind whatsoever, regardless of its value or form, including but not limited to, a commission, discount, bonus, material, supplies, or other merchandise, services, or labor (collectively "Consideration"), whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the payer is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Communications Act and FCC requirements.

         20. NOTICES. All notices and other communications permitted or required hereunder shall be in writing and any payment, notice, or other communications shall be deemed given by (a) personal delivery, (b) U. S. certified mail, postage prepaid, with return receipt requested, or (c) a nationally recognized overnight carrier, in each case addressed as follows:

                  If to Programmer, to:

                  3 Point Media - San Francisco, LLC
                  980 North Michigan Avenue
                  Suite 1880
                  Chicago, Illinois 60611
                  Attention: Bruce Buzil
                  Tel: (312) 204-9900

                  With a copy (which shall not constitute notice) to:

                  Dow, Lohnes & Albertson, PLLC
                  1200 New Hampshire Avenue, N.W.
                  Washington, D.C.  20036
                  Telephone: (202) 776-2556
                  Facsimile: (202) 776-2526
                  Attention: Michael D. Basile

                  If to Licensee, to:

                  Spanish Broadcasting System, Inc.
                  2601 South Bayshore Drive PH II
                  Coconut Grove, FL 33133
                  Telephone: (305) 441-6901
                  Facsimile: (305) 441-2179
                  Attention:  Raul Alarcon

                  With a copy to:

                  Kaye Scholer LLP
                  901 15th St., NW
                  Suite 1100
                  Washington, D.C. 20005
                  Telephone: (202) 682-3506
                  Facsimile: (202) 682-3580
                  Attention: Jason L. Shrinsky

or to such other person or address as any of the parties may specify to the others in writing from time to time. Notice shall be deemed to have been given upon actual receipt.

         21. NO AGENCY. No agency relationship among the parties shall be expressed or implied by the terms of this Agreement, nor shall this Agreement be construed to create a joint venture or partnership among the parties. None of the parties shall hold itself out as an agent, partner, or joint venturer with any of the others. Programmer shall not perform or assume any obligation or liability of the SBS Entities. All contracts for the sale of airtime, purchase orders, agreements, sales materials, and similar documents produced or executed by Programmer shall be executed in the name of Programmer, and not on behalf of the Station or Licensee, and shall represent that Programmer is not the licensee of the Station.

         22. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof. No alteration, modification or change of this Agreement shall be valid unless by like written instrument signed by each party hereto.

         23. FURTHER ASSURANCES. Each of the parties shall execute and deliver such additional documents and take such further actions as are reasonably necessary for the purposes of carrying out this Agreement.

         24. BROKER. The parties agree to indemnify and hold each other harmless against any claims from any broker or finder based upon any agreement, arrangement, or understanding alleged to have been made by the indemnifying party.

         25. ASSIGNMENT. None of the parties shall assign its rights or delegate its duties under this Agreement without the other parties' prior written consent, which consent shall not be unreasonably withheld or delayed, provided, however, that, upon notice to Licensee, Programmer may assign its rights and delegate its duties under this Agreement to any person or entity controlling, controlled by or under common control with Programmer. Any assignment or delegation by any of the parties in contravention of this Section 25 shall be null and void.

         26. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns.

         27. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Licensee or Programmer in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Licensee and Programmer herein provided are cumulative and are not exclusive of any right or remedies which it may otherwise have.

         28. FORCE MAJEURE. Any failure or impairment of facilities or any delay or interruption in broadcasting Programmer's programs, or failure at any time to furnish facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof, or force majeure, shall not constitute a breach of this Agreement and Licensee will not be liable to Programmer with respect to facilities that failed or were impaired or not furnished as a result of such events.

         29. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. In the event that the FCC raises a substantial and material question as to the validity of any provision of this Agreement, the parties hereto shall negotiate in good faith to revise any such provision of this Agreement with a view toward assuring compliance with all then existing FCC rules and policies which may be applicable, while attempting to preserve, as closely as possible, the intent of the parties as embodied in the provision of this Agreement which is to be so modified.

         30. GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York without reference to its choice of law rules. Each of the parties hereto irrevocably submits to the exclusive jurisdiction (subject to the immediately following sentence) of the United States District Court for the Northern District of Illinois for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees, to the extent permitted under applicable laws and rules of procedure, to commence any action, suit or proceeding relating hereto either in the United States District Court for the Northern District of Illinois, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Circuit Court of Cook County of the State of Illinois. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth below shall be effective service of process for any action, suit or proceeding in either the United States District Court for the Northern District of Illinois or the Circuit Court of Cook County of the State of Illinois with respect to any matters to which it has submitted to jurisdiction in this Section 31. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Northern District of Illinois or (ii) the Circuit Court of Cook County of the State of Illinois, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, judgments, orders or decrees resulting from lawsuits or court actions brought in accordance with the foregoing provisions of this Section 31 may be appealed to or enforced in any court of competent jurisdiction.

         31. HEADINGS. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

         32. COUNTERPARTS. This Agreement may be signed in counterpart originals, which collectively shall have the same legal effect as if all signatures had appeared on the same physical document. This Agreement may be signed and exchanged by facsimile transmission, with the same legal effect as if the signatures had appeared in original handwriting on the same physical document.

         33. AMENDMENT. This Agreement may be modified or amended only in writing and signed by the parties hereto.

         34. CERTIFICATIONS. Programmer certifies that this Agreement complies with the Commission's multiple ownership rules, 47 C.F.R. ss. 73.3555, specifically including paragraphs (a), (c) and (d) thereof. Licensee certifies that it maintains, and shall continue to maintain during the term of this Agreement, ultimate control over the Station's facilities, including specific control over Station finances, personnel and programming.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Time Brokerage Agreement as of the date first above written.


                           KPTI LICENSING, INC.

                           By: /s/ Raul Alarcon, Jr.
                               -----------------------------------
                               Name: Raul Alarcon, Jr.
                                    ------------------------------
                               Title: President and CEO
                                    ------------------------------


                           SPANISH BROADCASTING SYSTEM, INC.

                           By: /s/ Raul Alarcon, Jr.
                               -----------------------------------
                               Name: Raul Alarcon, Jr.
                                    ------------------------------
                               Title: President and CEO
                                    ------------------------------


                           SPANISH BROADCASTING SYSTEM -
                           SAN FRANCISCO, INC.

                           By: /s/ Raul Alarcon, Jr.
                               -----------------------------------
                               Name: Raul Alarcon, Jr.
                                    ------------------------------
                               Title: President and CEO
                                    ------------------------------


                           3 POINT MEDIA - SAN FRANCISCO, LLC

                           By: /s/ Bruce Buzil
                               -----------------------------------
                               Name: Bruce Buzil
                                    ------------------------------
                               Title: Co-Manager
                                    ------------------------------